                                              EFI Subsidaries
                                          As of December 31, 1999

Name                                                 Jurisdiction of Organization        Doing Business As*

Electronics for Imaging Australia Pty Ltd            Australia

EFI Brazil LTDA                                      Brazil                              Electronics for
                                                                                         Imaging do Brazil

EFI (Canada), Inc.                                   Canada

Electronics for Imaging, International               Cayman Islands

Electronics for Imaging France SARL                  France                              EPLI

Electronics for Imaging GmbH                         Germany                             EFI Deutschland

Electronics for Imaging Italia SRL                   Italy

EFI KK                                               Japan                               Electronics for
                                                                                         Imaging KK

Electronics for Imaging, B.V.                        Netherlands

Electronics for Imaging Singapore Pte Ltd            Singapore

Electronics for Imaging AB                           Sweden                              Electronics for
                                                                                         Imaging Sweden

Electronics for Imaging (Europe) Limited             UK                                  Electronics for
                                                                                         Imaging UK

EFI Foreign Sales Corporation, Inc.                  US Virgin Islands

Electronics for Imaging (Israel) Ltd                 Israel

* "Doing Business As" names have been listed only where they differ from the name of the subsidiary.